SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2004

DYNABAZAAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29423	04-3551937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, NY 10019

(Address of Principal Executive Offices and Zip Code)

(212) 974-5730

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

The Board of Directors of Dynabazaar, Inc. (the “Company”) has unanimously authorized the termination of the Company’s Shareholder Rights Agreement, based on the assessment of the Board of Directors that the termination of the Rights Agreement would benefit the Company’s stockholders and enhance the corporate governance practice of the Company. To effect such termination, the Company has entered into an Amendment No. 1 to the Shareholder Rights Agreement, dated as of July 7, 2004 (the “Amendment”), by and between the Company and EquiServe Trust Company, N.A., as Rights Agent, which provides for the termination of the Shareholder Rights Agreement on July 31, 2004. A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

EXHIBIT NO.	DESCRIPTION
4.1	Amendment No. 1 to the Shareholder Rights Agreement, dated as of July 7, 2004, by and between Dynabazaar, Inc. (formerly known as FairMarket, Inc.) and EquiServe Trust Company, N.A., as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNABAZAAR, INC.

Dated: July 12, 2004	By:	/s/ Melvyn Brunt
Melvyn Brunt
Chief Financial Officer

EXHIBIT INDEX

4.1	Amendment No. 1 to the Shareholder Rights Agreement, dated as of July 7, 2004, by and between Dynabazaar, Inc. (formerly known as FairMarket, Inc.) and EquiServe Trust Company, N.A., as Rights Agent